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                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to Agreement and Plan of Merger (this "AMENDMENT") is entered into as of November 30, 1999 by and among ImageX.com. Inc., a Washington corporation, Orcas Acquisition Corp., an Oregon corporation and wholly owned subsidiary of ImageX.com, and Printbid.com, Inc., an Oregon corporation.

                                    RECITALS

     A. The parties have previously entered into an Agreement and Plan of Merger dated November 17, 1999 (the "MERGER AGREEMENT").

     B. The parties now desire to amend the Merger Agreement as provided herein.

                                   AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

1.   DEFINITIONS

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement.

2.   AMENDMENTS TO MERGER AGREEMENT

     2.1   AMENDMENT OF SECTION 1.7.1(d)

           Clause (i) of Section 1.7.1(d) of the Merger Agreement is hereby amended and restated to read in its entirety as set forth below in this
Section 2.1:

                "(i) 934,183 shares (taking into consideration all adjustments for stock splits, stock dividends or the like between the date hereof and the Closing Date), less"

     2.2   AMENDMENT OF SECTIONS 1.7.1(h) AND (i)

           Sections 1.7.1(h) and (i) of the Merger Agreement are each hereby amended by deleting therefrom any reference to payment of cash in lieu of fractional shares, and the parties agree that no cash shall be paid in lieu or fractional shares and that the number of options or warrants, as the case may be, shall be rounded to the nearest whole share (unless a different rounding method is necessary to preserve incentive stock option tax treatment, in which case such other rounding method shall be used).
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     2.3   AMENDMENT OF SECTION 1.7.3

     Section 1.7.3 of the Merger Agreement is hereby amended by deleting the last sentence thereof. In lieu thereof, the parties agree that fractional shares shall be rounded to the nearest whole share.

     2.4   AMENDMENT OF SECTION 7.1

     Section 7.1 of the Merger Agreement is hereby amended by deleting Sections 7.1(f) and (g) in their entirety, and Section 7.1(h) (and all references thereto throughout the Merger Agreement) shall be thereafter referred to as Section 7.1(f).

3.    GOVERNING LAW

      This Amendment shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State, without regard to principles of conflicts of laws.

4.    HEADINGS

      The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

5.    COUNTERPARTS

      This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have entered into and signed this
Amendment as of the date and year first above written.

                                        IMAGEX.COM, INC.


                                        By: /s/ John R. Higgins
                                           -----------------------------------
                                        Name: John R. Higgins
                                             ---------------------------------

                                        ORCAS ACQUISITION CORP.


                                        By: /s/ John R. Higgins
                                           -----------------------------------
                                        Name: John R. Higgins
                                             ---------------------------------

                                        PRINTBID.COM, INC.


                                        By: /s/ Ron Weiner
                                           -----------------------------------
                                        Name: Ron Weiner
                                             ---------------------------------

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